



Schedule for Computation of Initial
Fund Performance Data       Invest of:  $1,000

Federated International     Initial     $10.00
High Income Fund            Offering
                            Price/Shar
                            e=
Class B Shares
Return Since Inception      NAV=        $10.12
10/2/96
  ending 11/30/96

FYE:  November 30, 1996
                                       Beginnin              Capital  Reinvest  Ending            Total
                                           g
DECLARED:  Daily             Reinvest   Period    Dividend     Gain    Price    Period  Ending  Investment
PAID:  Monthly                 Dates    Shares     /Share     /Share   /Share   Shares   Price    Value
                               10/31/96 100.000  0.081290310  0.00000   $9.98   100.815  $9.98   $1,006.13

                               11/30/96 100.815  0.084000000  0.00000  $10.12   101.651  $10.12  $1,028.71





Note:  The Fund has not paid any ST capital gain dividends in FYE 11/30/96.

$1,000 (1+T) = Ending Value

T = 2.87%


